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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this amendment to the registration statement on Form S-4 of our report dated May 22, 1997, on our audits of the financial statements of Durwood, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P
Kansas City, Missouri
June 30, 1997